Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE PREFERRED STOCK

NO. W-[•]	[•]

THIS CERTIFIES THAT, for value received, [•], or its assigns (the “Holder”), is entitled to subscribe for and purchase from QUANTERIX CORPORATION, a Delaware corporation (the “Company”), the Exercise Shares at the Exercise Price (each as defined below).

This Warrant is being issued as one of a series of warrants pursuant to the terms of the Convertible Note and Warrant Purchase Agreement, dated as of March 1, 2012, by and among the Company and the purchasers therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement. Unless indicated otherwise, the number and type of shares of capital stock of the Company that Holder may purchase by exercising this Warrant is as follows:

1)             In connection with a Qualified Financing (as defined below) where the Notes convert into the New Securities (as defined below) sold in such Qualified Financing, the number of shares of New Securities equal to, (A) [•] divided by (b) the lowest per share price of the New Securities sold in the Qualified Financing (the “New Securities Purchase Price”); and

2)             If a Qualified Financing is not consummated on or before March 1, 2013 or such later date as provided for by the written consent of the Requisite Purchasers (the “Maturity Date”, or a Change of Control (as defined below) is consummated prior to both a Qualified Financing and the Maturity Date, then the number of shares of the Company’s Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) equal to, (A) [•] divided by (B) Series B Original Issue Price (as defined in the Company’s Charter), subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and the like (the “Series B Preferred Purchase Price”).

Notwithstanding the foregoing, if at any time during the Exercise Period the class of Exercise Shares into which this Warrant is exercisable is converted into shares of Common Stock, then, upon the effectiveness of such conversion, this Warrant shall be automatically exercisable for shares of Common Stock based on the conversion rate then in effect for the applicable class of Exercise Shares.

1.                                   DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)                                 “Change of Control” shall mean a Change of Control Transaction (as defined in the Company’s Charter) or any sale of all or substantially all of the assets of the Company.

(b)                                 “Exercise Period” shall mean the period commencing on the earliest to occur of (i) the closing of a Qualified Financing, (ii) immediately prior to a Change of Control transaction and (iii) the Maturity Date, and ending five (5) years later, unless sooner terminated as provided below.

(c)                                  “Exercise Price” shall mean the New Securities Purchase Price or the Series B Preferred Purchase Price, as applicable, subject to adjustment pursuant to Section 4 below.

(d)                                 “Exercise Shares” shall mean the shares of New Securities or Series B Preferred Stock, as applicable, issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 4 below.

(e)                                  “Qualified Financing” shall mean the sale of a new class of the Company’s preferred stock (“New Securities”) in a single transaction or in a series of related transactions in each case occurring after the date hereof but on or before the Maturity Date, and approved by the Company’s Board of Directors and the Requisite Purchasers, in which the Company receives aggregate gross proceeds of at least $10,000,000 and is led by an investor that is not currently a stockholder of the Company (excluding the amounts of any Notes converting in connection therewith) or such other single transaction or series of related transactions as is deemed to be a Qualified Financing by the Requisite Purchasers.

2.                                      EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)                                 An executed Notice of Exercise in the form attached hereto;

(b)                                 Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)                                  This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1                               Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Exercise Shares issuable hereunder is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

A

Where X =                           the number of Exercise Shares to be issued to the Holder

Y =                             the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =                             the fair market value of one Exercise Share purchasable under the Warrant (at the date of such calculation)

B =                             Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised for Common Stock pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share issuable hereunder is convertible at the time of such exercise.

3.                                      COVENANTS OF THE COMPANY.

3.1                               Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this

Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period and following the earliest of occur of (i) the closing of a Qualified Financing, (ii) the consummation of a Change of Control, and (iii) the Maturity Date, have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period and following the earliest of occur of (i) the closing of a Qualified Financing, (ii) the consummation of a Change of Control, and (iii) the Maturity Date, the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares to such number of shares as shall be sufficient for such purposes.

3.2                               No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3                               Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Exercise Shares of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.                                      FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

6.                                      AUTOMATIC EXERCISE. If at any time during the Exercise Period, the Company effects a Change of Control, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2.1 effective immediately upon consummation of such Change of Control to the extent such net issue exercise would result in the issuance of Exercise Shares. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

7.                                      NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8.                                      TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant and the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

9.                                      LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.                               NOTICES, ETC. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or four (4) business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth above, and (ii) if to the Holder, at the Holder’s address as set forth in Exhibit A to the Purchase Agreement, or at such other address as the Company or Holder may designate by advance written notice. For purposes of this Section 11, a “business day” means a weekday on which banks are open for general banking business in New York City, New York.

11.                               ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12.                               AMENDMENT AND WAIVER. Any term of this Warrant may be amended or waived with the written consent of the Company and the Requisite Purchasers as provided in Section 5.02 of the Purchase Agreement; provided, however, that any amendment or waivers must apply to all Holders in the same manner. Holder acknowledges that because this Warrant may be amended with the consent of the Requisite Purchasers, Holder’s rights hereunder may be amended or waived without Holder’s consent. Upon the effectuation of such waiver or amendment in conformance with this Section 12, the Company shall promptly give written notice thereof to the record Holders of the Warrants who have not previously consented thereto in writing.

13.                               GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws or choice of laws.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

QUANTERIX CORPORATION

By:
Name: [•]
Title: [•]

SIGNATURE PAGE TO

WARRANT TO PURCHASE PREFERRED STOCK

NOTICE OF EXERCISE

1.a.     ☐                                                 The undersigned hereby elects to purchase                 shares of the                  stock (the “Securities”) of Quanterix Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

1.b    ☐                                                       The undersigned hereby elects to purchase                 shares of the                  stock of Quanterix Corporation (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

2.                                      Please issue a certificate or certificates representing said shares of       stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)                                 If this Warrant is exercised in accordance with Section 1.a. above, the undersigned represents that: (a) the undersigned was not organized for the specific purpose of acquiring the Securities; (b) the undersigned has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (c) the undersigned has made an investigation of the Company and its business as it deemed necessary and has had an opportunity to discuss and review the Company’s business, management and financial affairs with the Company’s management as it deemed necessary; (d) the Securities being purchased by the undersigned are being acquired for the undersigned’s own account for the purpose of investment and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); (e) the undersigned understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances, (iii) the certificates evidencing the Securities will bear a legend substantially similar to that set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS

PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

and (iv) the Company will make a notation on its transfer books to such effect; and (f) the undersigned is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.